UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2007

SOUTHEAST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0001385090	62-1859961
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1878 S. Congress Parkway
Athens, Tennessee	37303
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 745-6444
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 11, 2007, SouthEast Bancshares, Inc. (the “Company”) issued a press release announcing its financial results for the year-end 2006, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01. Other Events.
     The press release discussed in Item 2.02 announced the Company’s reorganization with SouthEast Bank & Trust (the “Bank”), pursuant to which all of the shares of the Bank are to be exchanged for holding company shares on a one for one basis. The reorganization became effective January 2, 2007 and was completed in accordance with the terms and conditions of the Agreement and Plan of Share Exchange, dated May 23, 2006, by and among the Company and the Bank, a copy of which was originally filed as an exhibit to the Company’s Form 8-K12G3, filed on January 8, 2007.
     The press release also announced that the Company has received regulatory approval for a new branch in Cleveland, Tennessee, which is expected to open in March of 2007.

Item 9.01. Financial Statements and Exhibits.
     (d) The exhibits to this report are as follows:

Exhibit No.	Description
99.1	Press Release, dated January 11, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHEAST BANCSHARES, INC. (Registrant)
By:	/s/ F. Stephen Miller
F. Stephen Miller
Chairman of the Board of Directors and Chief Executive Officer

Date: January 11, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated January 11, 2007.

5